Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(10,484,996)
Unrealized Gain (Loss) on Market Value of Futures	19,979,126
Dividend Income	56,992
Interest Income	498,628
ETF Transaction Fees	3,000
Total Income (Loss)	$10,052,750

Expenses
General Partner Management Fees	$152,818
Professional Fees	54,314
Brokerage Commissions	98,110
Non-interested Directors' Fees and Expenses	3,839
Prepaid Insurance Expense	2,607
NYMEX License Fee	3,820
SEC & FINRA Registration Expense	11,666
Total Expenses	$327,174
Net Income (Loss)	$9,725,576

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/19	$275,131,394
Additions (2,200,000 Shares)	39,564,250
Withdrawals (100,000 Shares)	(1,917,358)
Net Income (Loss)	9,725,576

Net Asset Value End of Month	$322,503,862
Net Asset Value Per Share (16,284,588 Shares)	$19.80

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596